                                                                   Exhibit 4.8b


Indenture of Trust and Security Agreement (Kintigh A-2), between Kintigh Facility Trust A-2, as Owner Trust, and Bankers Trust Company, as Indenture Trustee

Indenture of Trust and Security Agreement (Kintigh B-1), dated as of May 1, 1999, between Kintigh Facility Trust B-1, as Owner Trust, and Bankers Trust Company, as Indenture Trustee

         This Indenture of Trust and Security Agreement differs from Exhibit 4.8a in the following respects:

                  In the Lessor Notes section, the amount of the 2017 Lessor
         Note is $20,691,395.07 and the amount of the 2029 Lessor Note is $26,163,903.94.

                  In the Form of the 2017 Lessor Note, the amount of the Lessor
         Note is Twenty Million, Sic Hundred Ninety One Thousand Three Hundred Ninety Five and 07/100 Dollars ($20,691,395.07).

                  In the Form of the 2029 Lessor Note, the amount of the Lessor
         Note is Twenty Six Million One Hundred Sixty Three Thousand Nine Hundred Three 94/100 Dollars ($26,163,903.94).

Indenture of Trust and Security Agreement (Kintigh B-2), dated as of May 1, 1999, between Kintigh Facility Trust B-2, as Owner Trust, and Bankers Trust Company, as Indenture Trustee

         This Indenture of Trust and Security Agreement differs from Exhibit 4.8a in the following respects:

                  In Section 2.2, the amount of the 2017 Lessor Note is $20,691,395.07 and the amount of the 2029 Lessor Note is $26,163,903.94.

                  In the Form of the 2017 Lessor Note, the amount of the Lessor
         Note is Twenty Million, Six Hundred Ninety One Thousand Three Hundred Ninety Five and 07/100 Dollars ($20,691,395.07).

                  In the Form of the 2029 Lessor Note, the amount of the Lessor
         Note is Twenty Six Million One Hundred Sixty

         Three Thousand Nine Hundred Three 94/100 Dollars ($26,163,903.94).

         This Indenture of Trust and Security Agreement differs from Exhibit 4.8a in the following respects:

Indenture of Trust and Security Agreement (Kintigh C-1), dated as of May 1, 1999, between Kintigh Facility Trust C-1, as Owner Trust, and Bankers Trust Company, as Indenture Trustee

                  In Section 2.2, the amount of the 2017 Lessor Note is $43,451,929.64 and the amount of the 2029 Lessor Note is $54,944,198.29.

                  In the Form of the 2017 Lessor Note, the amount of the Lessor
         Note is Forty Three Million, Four Hundred Fifty One Thousand Nine Hundred Twenty Nine and 64/100 Dollars ($43,451,929.64 ).

                  In the Form of the 2029 Lessor Note, the amount of the Lessor
         Note is Fifty Four Million Nine Hundred Forty Four Thousand One Hundred Ninety Eight 29/100 Dollars ($54,944,198.29).

         This Indenture of Trust and Security Agreement differs from Exhibit 4.8a in the following respects:

Indenture of Trust and Security Agreement (Kintigh C-2), dated as of May 1, 1999, between Kintigh Facility Trust C-2, as Owner Trust, and Bankers Trust Company, as Indenture Trustee

                  In Section 2.2, the amount of the 2017 Lessor Note is $43,451,929.64 and the amount of the 2029 Lessor Note is $54,944,198.29.

                  In the Form of the 2017 Lessor Note, the amount of the Lessor
         Note is Forty Three Million, Four Hundred Fifty One Thousand Nine Hundred Twenty Nine and 64/100 Dollars ($43,451,929.64 ).

                  In the Form of the 2029 Lessor Note, the amount of the Lessor
         Note is Fifty Four Million Nine Hundred Forty Four Thousand One Hundred Ninety Eight 29/100 Dollars ($54,944,198.29).